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                  AXIOHM TRANSACTION SOLUTIONS, INC.

                           AXIOHM IPB, INC.

                        STADIA COLORADO CORP.

                       COGNITIVE SOLUTIONS, INC.


                       SENIOR SUBORDINATED NOTES
                                  AND
                     NEW SENIOR SUBORDINATED NOTES

               9 3/4% SENIOR SUBORDINATED NOTES DUE 2007

                               INDENTURE

                      Dated as of October 2, 1997


                         THE BANK OF NEW YORK

                              as Trustee

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                                 TABLE OF CONTENTS
                                                                            PAGE

                                     ARTICLE I.
                     DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . .      1
Section 1.02.  Other Definitions . . . . . . . . . . . . . . . . . . . .     19
Section 1.03.  Incorporation by Reference of Trust Indenture Act . . . .     19
Section 1.04.  Rules of Construction . . . . . . . . . . . . . . . . . .     20

                                    ARTICLE II.
                                     THE NOTES

Section 2.01.  Form and Dating . . . . . . . . . . . . . . . . . . . . .     20
Section 2.02.  Execution and Authentication. . . . . . . . . . . . . . .     21
Section 2.03.  Registrar and Paying Agent. . . . . . . . . . . . . . . .     21
Section 2.04.  Paying Agent to Hold Money in Trust . . . . . . . . . . .     22
Section 2.05.  Holder Lists. . . . . . . . . . . . . . . . . . . . . . .     22
Section 2.06.  Transfer and Exchange . . . . . . . . . . . . . . . . . .     22
Section 2.07.  Replacement Notes . . . . . . . . . . . . . . . . . . . .     35
Section 2.08.  Outstanding Notes . . . . . . . . . . . . . . . . . . . .     35
Section 2.09.  Treasury Notes. . . . . . . . . . . . . . . . . . . . . .     35
Section 2.10.  Temporary Notes . . . . . . . . . . . . . . . . . . . . .     36
Section 2.11.  Cancellation. . . . . . . . . . . . . . . . . . . . . . .     36
Section 2.12.  Defaulted Interest. . . . . . . . . . . . . . . . . . . .     36
Section 2.13.  Cusip Numbers . . . . . . . . . . . . . . . . . . . . . .     36

                                   ARTICLE III.
                             REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee. . . . . . . . . . . . . . . . . . . .     37
Section 3.02.  Selection of Notes to be Redeemed . . . . . . . . . . . .     37
Section 3.03.  Notice of Redemption. . . . . . . . . . . . . . . . . . .     37
Section 3.04.  Effect of Notice of Redemption. . . . . . . . . . . . . .     38
Section 3.05.  Deposit of Redemption Price . . . . . . . . . . . . . . .     38
Section 3.06.  Notes Redeemed in Part. . . . . . . . . . . . . . . . . .     39
Section 3.07.  Optional Redemption . . . . . . . . . . . . . . . . . . .     39
Section 3.08.  Mandatory Redemption. . . . . . . . . . . . . . . . . . .     39
Section 3.09.  Offer to Purchase by Application of Excess Proceeds . . .     39

                                  ARTICLE IV.
                                   COVENANTS

Section 4.01.  Payment of Notes. . . . . . . . . . . . . . . . . . . . .     41
Section 4.02.  Maintenance of Office or Agency . . . . . . . . . . . . .     41
Section 4.03.  Reports . . . . . . . . . . . . . . . . . . . . . . . . .     42
Section 4.04.  Compliance Certificate. . . . . . . . . . . . . . . . . .     42
Section 4.05.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .     43
Section 4.06.  Stay, Extension and Usury Laws. . . . . . . . . . . . . .     43
Section 4.07.  Restricted Payments . . . . . . . . . . . . . . . . . . .     44
Section 4.08.  Dividend and Other Payment Restrictions AffectinG
                Subsidiaries . . . . . . . . . . . . . . . . . . . . . .     46
Section 4.09.  Incurrence of Indebtedness and Issuance of
                Preferred Stock. . . . . . . . . . . . . . . . . . . . .     47
Section 4.10.  Asset Sales . . . . . . . . . . . . . . . . . . . . . . .     50
Section 4.11.  Transactions with affiliates. . . . . . . . . . . . . . .     51
Section 4.12.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . .     52
Section 4.13.  Line of Business. . . . . . . . . . . . . . . . . . . . .     52
Section 4.14.  Corporate Existence . . . . . . . . . . . . . . . . . . .     52
Section 4.15.  Offer to Repurchase Upon Change of Control. . . . . . . .     52
Section 4.16.  No Senior Subordinated Debt . . . . . . . . . . . . . . .     54
Section 4.17.  Designation of Unrestricted Subsidiaries. . . . . . . . .     54
Section 4.18.  Payments for Consent. . . . . . . . . . . . . . . . . . .     55

                                  ARTICLE V.
                                  SUCCESSORS

Section 5.01.  Merger, consolidation, or Sale of Assets. . . . . . . . .     55
Section 5.02.  Successor Corporation Substituted . . . . . . . . . . . .     55

                                 ARTICLE VI.
                            DEFAULTS AND REMEDIES

Section 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . .     56
Section 6.02.  Acceleration. . . . . . . . . . . . . . . . . . . . . . .     57
Section 6.03.  Other Remedies. . . . . . . . . . . . . . . . . . . . . .     58
Section 6.04.  Waiver of Past Defaults . . . . . . . . . . . . . . . . .     59
Section 6.05.  Control by majority . . . . . . . . . . . . . . . . . . .     59
Section 6.06.  Limitation on Suits . . . . . . . . . . . . . . . . . . .     59
Section 6.07.  Rights of Holders of Notes to Receive Payment . . . . . .     60
Section 6.08.  Collection Suit by Trustee. . . . . . . . . . . . . . . .     60
Section 6.09.  Trustee May File Proofs of Claim. . . . . . . . . . . . .     60
Section 6.10.  Priorities. . . . . . . . . . . . . . . . . . . . . . . .     61
Section 6.11.  Undertaking for Costs . . . . . . . . . . . . . . . . . .     61

                                 ARTICLE VII.


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                                   TRUSTEE

Section 7.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . .     61
Section 7.02.  Rights of Trustee . . . . . . . . . . . . . . . . . . . .     63
Section 7.03.  Individual Rights of Trustee. . . . . . . . . . . . . . .     63
Section 7.04.  Trustee's Disclaimer. . . . . . . . . . . . . . . . . . .     64
Section 7.05.  Notice of Defaults. . . . . . . . . . . . . . . . . . . .     64
Section 7.06.  Reports by Trustee to Holders of the Notes. . . . . . . .     64
Section 7.07.  Compensation and Indemnity. . . . . . . . . . . . . . . .     64
Section 7.08.  Replacement of Trustee. . . . . . . . . . . . . . . . . .     65
Section 7.09.  Successor Trustee by Merger, etc. . . . . . . . . . . . .     66
Section 7.10.  Eligibility; Disqualification . . . . . . . . . . . . . .     66
Section 7.11.  Preferential Collection of Claims Against Company . . . .     67

                               ARTICLE VIII.
                LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant
                Defeasance . . . . . . . . . . . . . . . . . . . . . . .     67
Section 8.02.  Legal Defeasance and Discharge. . . . . . . . . . . . . .     67
Section 8.03.  Covenant Defeasance . . . . . . . . . . . . . . . . . . .     67
Section 8.04.  Conditions to Legal or Covenant Defeasance. . . . . . . .     68
Section 8.05.  Deposited Money and Government Securities to be
                held in Trust; Other Miscellaneous Provisions. . . . . .     69
Section 8.06.  Repayment to Company. . . . . . . . . . . . . . . . . . .     70
Section 8.07.  Reinstatement . . . . . . . . . . . . . . . . . . . . . .     70

                                  ARTICLE IX.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes . . . . . . . . . . .     71
Section 9.02.  With Consent of Holders of Notes. . . . . . . . . . . . .     71
Section 9.03.  Compliance with Trust Indenture Act . . . . . . . . . . .     73
Section 9.04.  Revocation and Effect of Consents . . . . . . . . . . . .     73
Section 9.05.  Notation on or Exchange of Notes. . . . . . . . . . . . .     73
Section 9.06.  Trustee to Sign Amendments, etc . . . . . . . . . . . . .     74
Section 9.07.  Execution of Supplemental Indenture . . . . . . . . . . .     74

                                  ARTICLE X.
                                SUBORDINATION

Section 10.01. Agreement to Subordinate. . . . . . . . . . . . . . . . .     74
Section 10.02. Liquidation; Dissolution; Bankruptcy. . . . . . . . . . .     74
Section 10.03. Default on Designated Senior Debt . . . . . . . . . . . .     75
Section 10.04. Acceleration of Notes . . . . . . . . . . . . . . . . . .     76
Section 10.05. When Distribution Must be Paid Over . . . . . . . . . . .     76

Section 10.06. Notice by Company . . . . . . . . . . . . . . . . . . . .     76
Section 10.07. Subrogation . . . . . . . . . . . . . . . . . . . . . . .     76
Section 10.08. Relative Rights . . . . . . . . . . . . . . . . . . . . .     77
Section 10.09. Subordination May Not be Impaired by Company. . . . . . .     77
Section 10.10. Distribution or Notice to Representative. . . . . . . . .     77
Section 10.11. Rights of Trustee and Paying Agent. . . . . . . . . . . .     77
Section 10.12. Authorization to Effect Subordination . . . . . . . . . .     78
Section 10.13. Amendments. . . . . . . . . . . . . . . . . . . . . . . .     78
Section 10.14. Reliance by Holders of Senior Debt on Subordination
                Provisions . . . . . . . . . . . . . . . . . . . . . . .     78

                        ARTICLE XI. GUARANTEE OF THE NOTES . . . . . . .     78

Section 11.01. Subsidiary Guarantee. . . . . . . . . . . . . . . . . . .     78
Section 11.02. Execution and Delivery of Subsidiary Guarantee. . . . . .     80
Section 11.03. Guarantors may Consolidate, etc. on Certain Terms . . . .     80
Section 11.04. Releases Following Sale of Assets.. . . . . . . . . . . .     81
Section 11.05. Additional Guarantors.. . . . . . . . . . . . . . . . . .     82
Section 11.06. Limitation on Guarantor Liability.. . . . . . . . . . . .     83
Section 11.07. Trustee to Include Paying Agent . . . . . . . . . . . . .     83

                              ARTICLE XII.
                             SUBORDINATION

Section 12.01. Agreement to Subordinate. . . . . . . . . . . . . . . . .     83
Section 12.02. Liquidation; Dissolution; Bankruptcy. . . . . . . . . . .     83
Section 12.03. Default on Designated Guarantor Senior Debt.. . . . . . .     84
Section 12.04. Acceleration of Notes.. . . . . . . . . . . . . . . . . .     85
Section 12.05. When Distribution Must be Paid Over.. . . . . . . . . . .     85
Section 12.06. Notice by Guarantor.. . . . . . . . . . . . . . . . . . .     86
Section 12.07. Subrogation.. . . . . . . . . . . . . . . . . . . . . . .     86
Section 12.08. Relative Rights.. . . . . . . . . . . . . . . . . . . . .     86
Section 12.09. Subordination may not be Impaired by Guarantors . . . . .     86
Section 12.10. Distribution or Notice to Representative. . . . . . . . .     87
Section 12.11. Rights of Trustee and Paying Agent. . . . . . . . . . . .     87
Section 12.12. Authorization to Effect Subordination . . . . . . . . . .     87
Section 12.13. Amendments. . . . . . . . . . . . . . . . . . . . . . . .     87
Section 12.14. Reliance by Holders of Guarantor Senior Debt on
                Subordination Provisions . . . . . . . . . . . . . . . .     88

                            ARTICLE XIII.
                            MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls. . . . . . . . . . . . . . .     88
Section 13.02. Notices . . . . . . . . . . . . . . . . . . . . . . . . .     88
Section 13.03. Communication by Holders of Notes With Other
                holders of notes . . . . . . . . . . . . . . . . . . . .     89


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

Section 13.04. Certificate and Opinion as to Conditions Precedent. . . .     89
Section 13.05. Statements Required in Certificate or Opinion . . . . . .     90
Section 13.06. Rules by Trustee and Agents . . . . . . . . . . . . . . .     90
Section 13.07. No Personal Liability of Directors, Officers,
                Employees and Stockholders . . . . . . . . . . . . . . .     90
Section 13.08. Consent to Jurisdiction; Service or Process . . . . . . .     90
Section 13.09. Governing Law . . . . . . . . . . . . . . . . . . . . . .     91
Section 13.10. No Adverse Interpretation of Other Agreements . . . . . .     91
Section 13.11. Successors. . . . . . . . . . . . . . . . . . . . . . . .     91
Section 13.12. Severability. . . . . . . . . . . . . . . . . . . . . . .     91
Section 13.13. Counterpart Originals . . . . . . . . . . . . . . . . . .     91
Section 13.14. Table of Contents, Headings, etc. . . . . . . . . . . . .     91


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                                   EXHIBITS

Exhibit A     FORM OF NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL
                ACCREDITED INVESTOR
Exhibit E     FORM OF SUBSIDIARY GUARANTEE
Exhibit F     FORM OF SUPPLEMENTAL INDENTURE

                        CROSS-REFERENCE TABLE*

    TRUST INDENTURE
      ACT SECTION                            INDENTURE SECTION

    310 (a)(1) . . . . . . . . . . . . .               7.10
        (a)(2) . . . . . . . . . . . . .               7.10
        (a)(3) . . . . . . . . . . . . .               N.A.
        (a)(4) . . . . . . . . . . . . .               N.A.
        (a)(5) . . . . . . . . . . . . .               7.10
        (b). . . . . . . . . . . . . . .               7.10
        (c). . . . . . . . . . . . . . .               N.A.
    311 (a). . . . . . . . . . . . . . .               7.11
        (b). . . . . . . . . . . . . . .               7.11
        (c). . . . . . . . . . . . . . .               N.A.
    312 (a). . . . . . . . . . . . . . .               2.05
        (b). . . . . . . . . . . . . . .              11.03
        (c). . . . . . . . . . . . . . .              11.03
    313 (a). . . . . . . . . . . . . . .               7.06
        (b)(1) . . . . . . . . . . . . .               N.A.
        (b)(2) . . . . . . . . . . . . .               7.07
        (c). . . . . . . . . . . . . . .         7.06;11.02
        (d). . . . . . . . . . . . . . .               7.06
    314 (a). . . . . . . . . . . . . . .         4.03;11.02
        (b). . . . . . . . . . . . . . .               N.A.
        (c)(1) . . . . . . . . . . . . .              11.04
        (c)(2) . . . . . . . . . . . . .              11.04
        (c)(3) . . . . . . . . . . . . .               N.A.
        (d). . . . . . . . . . . . . . .               N.A.
        (e). . . . . . . . . . . . . . .              11.05
        (f). . . . . . . . . . . . . . .               N.A.
    315 (a). . . . . . . . . . . . . . .               7.01
        (b). . . . . . . . . . . . . . .         7.05,11.02
        (c). . . . . . . . . . . . . . .               7.01
        (d). . . . . . . . . . . . . . .               7.01
        (e). . . . . . . . . . . . . . .               6.11
    316 (a)(last sentence) . . . . . . .               2.09
        (a)(1)(A). . . . . . . . . . . .               6.05
        (a)(1)(B). . . . . . . . . . . .               6.04
        (a)(2) . . . . . . . . . . . . .               N.A.
        (b). . . . . . . . . . . . . . .               6.07
        (c). . . . . . . . . . . . . . .               2.12
    317 (a)(1) . . . . . . . . . . . . .               6.08
        (a)(2) . . . . . . . . . . . . .               6.09
        (b). . . . . . . . . . . . . . .               2.04
    318 (a). . . . . . . . . . . . . . .              11.01
        (b). . . . . . . . . . . . . . .               N.A.

        (c). . . . . . . . . . . . . . .              11.01
     N.A. means not applicable.
*This Cross-Reference Table is not part of this Indenture.

     INDENTURE dated as of October 2, 1997 by and among Axiohm Transaction Solutions, Inc., a California corporation (the "Company"), Axiohm IPB, Inc., a Delaware corporation ("IPB"), Stadia Colorado Corp., a Colorado corporation ("Stadia"), Cognitive Solutions, Inc., a California corporation ("Cognitive" and, together with IPB and Stadia, the "Guarantors") and The Bank of New York, a New York banking corporation as trustee (the "Trustee").

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 3/4% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") and the new 9 3/4% Senior Subordinated Notes due 2007 (the "New Senior Subordinated Notes" and, together with the Senior Subordinated Notes, the "Notes"):

                               ARTICLE I.
                     DEFINITIONS AND INCORPORATION
                              BY REFERENCE

Section 1.01.       DEFINITIONS.

     "144A GLOBAL NOTE" means the global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED THAT beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "AGENT" means any Registrar, Paying Agent or co-registrar.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) (PROVIDED THAT the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or Article 5 hereof and not by the provisions of Section 4.10), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Guarantor or by a Guarantor to the Company or another Guarantor or by a non-Guarantor Foreign Subsidiary to another non-Guarantor Foreign Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07 hereof, (iv) a transfer of Capital Stock of a Foreign Subsidiary for cash and/or Indebtedness permitted by clause (xv) of Section 4.09 hereof and (v) a disposition of inventory or Cash Equivalents in the ordinary course of business, will, in each case, not be deemed to be Asset Sales.

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

     "BORROWING BASE" means, with respect to any Restricted Subsidiary that is a Foreign Subsidiary and is not a Guarantor, the sum of (x) 75% of the net book value of the non-Affiliate accounts receivable of such Restricted Foreign Subsidiary in accordance with GAAP and (y) 40% of the net book value of the inventory of such Restricted Foreign Subsidiary in accordance with GAAP.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL MARKET TRANSACTION" means (i) any direct or indirect public offering or private placement of subordinated debt or equity securities of the Company or any of its Subsidiaries or (ii) the incurrence of any other Indebtedness by the Company or any of its Subsidiaries, or any direct or indirect parent holding company of the Company (other than Permitted Debt); PROVIDED, that, in each case, either such transaction does not violate the New Credit Facility or the Indebtedness under the New Credit Facility has been paid in full and all commitments thereunder have been terminated.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any lender party to the New Credit Facility or any Permitted Refinancing Indebtedness or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated at least P-2 by Moody's Investors Service, Inc. or at least A-2 by Standard & Poor's Ratings Services with maturities of not more than 270 days from the date of acquisition, (vi) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and rated at least A by Moody's Investors Service, Inc. or A by Standard & Poor's Corporation, and (vii) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(vi) above.

          "CEDEL" means Cedel Bank, societe anonyme.

          "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) (other than persons who are, or groups of persons who are, made up entirely of Principals and/or their Related Parties); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Principals or their respective Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the total of the Voting Stock of the Company (measured by voting power rather than number of shares), PROVIDED, that no Principal and his Related Parties beneficially own (as so defined), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Company than such other person or have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (iii), such other person shall be deemed to beneficially own any Voting Stock of a person held by another person (a "parent corporation"), if such other person "beneficially owns" (as so defined), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent corporation and the Principals and the Related Parties "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of such parent corporation than such other person and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of such parent corporation), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such conversion or exchange).

          "COMPANY" means Axiohm Transaction Solutions, Inc., a California corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and
(v) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

          "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or (iii) was elected to such Board of Directors with the approval of the holders of 80% or more of the voting securities held by the Principals and their Related Parties.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "CREDIT AGREEMENT" means the Credit Agreement, dated as of the date hereof, among the Company, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent and administrative agent and the lenders from time to time party thereto, as such agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time thereafter, including any appendices, exhibits or schedules to any of the foregoing, as the same may be in effect from time to time, in each case, as such agreements may be amended, modified, supplemented, renewed, refunded, replaced, refinanced, extended or restated from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise), including any appendices, exhibits or schedules to any of the foregoing.

          "DARDEL" means Dardel Technologies S.A., a French corporation.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.


          "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of

Exchanges of Interests in the Global Note" attached thereto.

          "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "DESIGNATED GUARANTOR SENIOR DEBT" means with respect to any Guarantor (i) any Indebtedness of such Guarantor outstanding under the Credit Agreement and (ii) any other Guarantor Senior Debt permitted under this Indenture, which, at the date of determination, has an aggregate principal amount outstanding of, or under which at the date of creation thereof or determination, the holders thereof are committed to lend, at least $25.0 million and is specifically designated by the Guarantor in the instrument evidencing or governing such Guarantor Senior Debt as "Designated Guarantor Senior Debt" for purposes of this Indenture.

          "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Debt permitted under this Indenture, which, at the date of determination, has an aggregate principal amount outstanding of, or under which at the date of creation thereof or determination, the holders thereof are committed to lend, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture.

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

          "DOMESTIC SUBSIDIARY" means a Subsidiary that is formed under the laws of the United States of America or of a state or territory thereof.


          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.


          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.07(f).

          "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date hereof, until such amounts are repaid.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and including the Merger as an acquisition by the Company, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.


          "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.07(b)(iv), 2.07(d)(ii) or 2.07(f) hereof.

          "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "GUARANTOR" means each of (i) Axiohm IPB, Inc., Stadia Colorado Corp. and Cognitive Solutions, Inc. and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

          "GUARANTOR SENIOR DEBT" means with respect to each Guarantor (i) all Indebtedness of such Guarantor outstanding under the New Credit Facility permitted under the covenant described above under Section 4.09 hereof, (ii) any other Indebtedness permitted to be incurred by such Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Guarantor to the Company or other Affiliates, (y) any trade payables, or
(z) any Indebtedness of the type described in clause (ii), or any Obligations with respect thereto, that is incurred in violation of this Indenture; PROVIDED, THAT this clause (z) shall not be read to negate the requirement in clause (i) in the preceding sentence that Indebtedness outstanding under the New

Credit Facility be permitted under Section 4.09 hereof, to qualify as Guarantor Senior Debt.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements in the ordinary course of business designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

          "HOLDER" means a Person in whose name a Note is registered.

          "IAI GLOBAL NOTE" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.


          "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness (of the types described above) of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness that does not require current payments of interest and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "INITIAL PURCHASER" means Lehman Brothers Inc.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness), advances or capital contributions (excluding commission, travel and entertainment, relocation, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the Section 4.07 hereof.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.


          "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of July 14, 1997 among DH Technology, Inc., Axiohm S.A. and AX Acquisition Corporation, as in effect on the date hereof.

          "NET CASH PROCEEDS" means the aggregate cash proceeds received from any Capital Market Transaction, in each case net of (i) all commissions (including any underwriter's discounts); (ii) other ordinary and reasonable fees and expenses (including legal fees and expenses) incurred as a consequence of such Capital Market Transaction and (iii) in the case of a Capital Market Transaction of the nature described in clause (ii) of the definition thereof, any required repayment of Senior Debt that is actually made with such proceeds.

          "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "NEW CREDIT FACILITY" means the Credit Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

          "NEW SENIOR SUBORDINATED NOTES" means the Company's 9 3/4% New Senior Subordinated Notes due 2007 to be issued pursuant to this Indenture
(i) in the Exchange Offer or (ii) upon the request of any holder of Senior Subordinated Notes covered by a Shelf Registration Statement, in exchange for such Senior Subordinated Notes.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that Indebtedness that would otherwise be Non-Recourse Debt but for the reason that the Company or a Restricted Subsidiary may be directly or indirectly liable as a guarantor, such Indebtedness will be considered Non-Recourse Debt if the guarantee of such Indebtedness was permitted at the time of its incurrence by Sections 4.07 and 4.09 hereof.

          "NON-U.S. PERSON" means a person who is not a U.S. Person.

          "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "NOTES" means the Senior Subordinated Notes and the New Senior Subordinated Notes.

          "OBLIGATIONS" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

          "OFFERING" means the Offering of the Senior Subordinated Notes by the Company.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Vice-President or any Assistant Vice-President of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.05 hereof.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "PARTICIPANT" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

          "PARTICIPATING BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement

          "PERMITTED BUSINESS" means (i) the lines of business conducted by the Company and its Subsidiaries on the date hereof or to which the Company's or its Subsidiaries' technology is applicable; (ii) the design, manufacture and sale of input or output devices (including printers) or other devices related to, involved with or used in the processing of commercial, retail, point-of-sale, industrial or financial transactions or to bar coding or item identification; and (iii) any business reasonably related or incidental thereto or which is an extension thereof, including, without limitation, the design and sale of ancillary software, electronic components, the sale of consumable products, or the provision of related services.

          "PERMITTED INVESTMENTS" means (i) any Investment in the Company or in a Guarantor; (ii) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business; (iii) any Investment by the Company or any Restricted Subsidiary of the Company, if as a result of such Investment (a) such Person becomes a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any Investment received involuntarily; (vii) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person; (viii) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business; (ix) other Investments by the Company or any Restricted Subsidiary in any Person having an aggregate fair market value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (ix) that are at the time outstanding (net of returns of capital, dividends paid on Investments and repurchases of Investments), not to exceed $5.0 million; (x) Investments in the form of intercompany Indebtedness or Guarantees of Indebtedness permitted under clauses (vi), (vii) and (xi) of
Section 4.09 hereof; (xi) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding) in connection with the conduct of the business of the Company and its Subsidiaries and not for speculative purposes; and (xii) any Investment existing on the date hereof and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof.

          "PERMITTED LIENS" means (i) Liens securing Senior Debt or Guarantor Senior Debt of the Company or its Restricted Subsidiaries; (ii) Liens securing Indebtedness that is pari passu in right of payment with the Notes, provided that the Notes are equally and ratably secured; (iii) Liens existing on the date hereof; (iv) Liens on property of a Person existing at the time such Person or such Person's parent corporation becomes a Subsidiary of the Company or any Subsidiary of the Company; PROVIDED THAT such Liens were in existence prior to the contemplation of such transaction and do not extend to any assets other than those of such Person; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED THAT such Liens were in existence prior to the contemplation of such acquisition and extend only to the property so acquired and the proceeds thereof; (vi) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (v), PROVIDED, HOWEVER, that such new Lien shall be limited to all or part of the same property that secured the original Lien (PROVIDED THAT such Liens may extend to after-acquired property, including any assets or Capital Stock of any subsequently formed or acquired Subsidiary, if such original Lien included such property or assets as collateral) and the Indebtedness secured by such Lien at such time is not increased to any amount greater than permitted under clauses (ii), (iii) and (xiv) of Section 4.09 hereof; or, in the case of other Senior Debt, or, in the case of other Indebtedness, the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (i) through (v), as the case may be, at the time the original Lien became a Permitted Lien; (vii) Liens in favor of the Company or any Guarantor; (viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;
(ix) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, PROVIDED THAT any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (xii) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness, together with any additions and accessions thereto and replacements, substitutions and proceeds (including insurance proceeds) thereof; (xii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; PROVIDED, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; (xiv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xv) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or its Restricted Subsidiaries; (xvi) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xvii) deposits made in the ordinary course of business to secure liability to insurance carriers, and Liens on the proceeds of insurance granted to insurance carriers solely to secure the payment of financed premiums; (xviii) any attachment or judgment Lien not constituting an Event of Default under clause (i) of Section 6.01 hereof; (xix) any interest or title of a lessor or sublessor under any operating lease; (xx) Liens arising by virtue of any common law, statutory or contractual provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit or securities accounts maintained in the ordinary course of business;
(xxi) Liens in favor of a trustee under any indenture securing amounts due to the trustee in connection with its services under such indenture; and (xxii) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business.

          "PERMITTED PROCEEDS" means (i) any Net Cash Proceeds from a Capital Market Transaction and (ii) the proceeds from any trust created as described under Article VIII hereof PROVIDED THAT such trust at the time of its creation does not violate the New Credit Facility.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED THAT: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any other Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith, including any premiums on principal) except in the case of revolving indebtedness under clause (iii) of Section 4.09 hereof may be refinanced up to the limitations described in such clause
(iii); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to any other Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded, and is subordinated in right of payment to, or is ranked in right of payment with respect to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PRINCIPAL" means each of Patrick Dupuy, Gilles Gibier or William
Gibbs.

          "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "PUBLIC EQUITY OFFERING" means any underwritten primary public offering of the Common Stock or other Voting Stock of the Company, pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8, or any successor or similar form) under the Securities Act.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of

October 2, 1997, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "REGULATION S" means Regulation S promulgated under the Securities
Act.

          "REGULATION S GLOBAL NOTE" means a global Note bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "RELATED PARTY" means, with respect to any Principal, (i) any spouse or immediate family member (in the case of an individual) of such Principal or (ii) a Person, the beneficiaries, stockholders, partners, owners, members or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

          "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

          "RESPONSIBLE OFFICER" means when used with respect to the Trustee, any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Trustee who (a) customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Indenture.

          "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

          "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

           "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided that, on the Effective Date of this Indenture, all Subsidiaries of the Company shall be Restricted Subsidiaries of the Company.

          "RULE 144" means Rule 144 promulgated under the Securities Act.

          "RULE 144A" means Rule 144A promulgated under the Securities Act.

          "RULE 903" means Rule 903 promulgated under the Securities Act.

          "RULE 904" means Rule 904 promulgated the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR DEBT" means (i) all Indebtedness outstanding under the New Credit Facility permitted under the covenant described above under Section
4.09 hereof, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates,
(y) any trade payables, or (z) any Indebtedness of the type described in clause (ii), or any Obligations with respect thereto, that is incurred in violation of this Indenture; PROVIDED, THAT this clause (z) shall not be read to negate the requirement in clause (i) in the preceding sentence that Indebtedness outstanding under the New Credit Facility be permitted under
Section 4.09 hereof, to qualify as Senior Debt.

          "SENIOR SUBORDINATED NOTES" means Notes evidenced by Restricted Global Notes or Restricted Definitive Notes.

          "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "SUBSIDIARY GUARANTEE" means any guarantee of the Notes by a Guarantor.

          "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
"UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by a resolution of the Board of Directors as an Unrestricted Subsidiary; but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

          "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.    OTHER DEFINITIONS.

                                                              Defined in
     Term                                                       Section

     "Affiliate Transaction" . . . . . . . . . . . . .            4.11
     "Asset Sale Offer". . . . . . . . . . . . . . . .            3.09
     "Change of Control Offer" . . . . . . . . . . . .            4.15
     "Change of Control Payment" . . . . . . . . . . .            4.15
     "Change of Control Payment Date"  . . . . . . . .            4.15
     "Covenant Defeasance" . . . . . . . . . . . . . .            8.03
     "DTC" . . . . . . . . . . . . . . . . . . . . . .            2.03
     "Event of Default". . . . . . . . . . . . . . . .            6.01
     "Excess Proceeds" . . . . . . . . . . . . . . . .            4.10
     "incur" . . . . . . . . . . . . . . . . . . . . .            4.09
     "Legal Defeasance"  . . . . . . . . . . . . . . .            8.02
     "Offer Amount". . . . . . . . . . . . . . . . . .            3.09
     "Offer Period". . . . . . . . . . . . . . . . . .            3.09
     "Paying Agent". . . . . . . . . . . . . . . . . .            2.03
     "Permitted Debt". . . . . . . . . . . . . . . . .            4.09
     "Purchase Date" . . . . . . . . . . . . . . . . .            3.09
     "Registrar" . . . . . . . . . . . . . . . . . . .            2.03
     "Restricted Payments" . . . . . . . . . . . . . .            4.07

SECTION 1.03.  . . . . . . . . . . . . . . . . . . . .
INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes;

          "INDENTURE SECURITY HOLDER" means a Holder of a Note;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  . . . . . . . . . . . . . . . . . . . .             RULES
OF CONSTRUCTION.

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II.
                                    THE NOTES

SECTION 2.01.  . . . . . . . . . . . . . . . . . . . .          FORM
AND DATING.

          (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The aggregate principal amount of Notes outstanding shall not exceed $120 million plus the aggregate principal amount of any Note replaced pursuant to Section 2.07 that is held by a bona fide purchaser.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) EUROCLEAR AND CEDEL PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02.  . . . . . . . . . . . . . . . . . . . .
EXECUTION AND AUTHENTICATION.

     An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by an Officer, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.  . . . . . . . . . . . . . . . . . . . .
REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.  . . . . . . . . . . . . . . . . . . . .
PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceeding relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  . . . . . . . . . . . . . . . . . . . .
HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  . . . . . . . . . . . . . . . . . . . .
TRANSFER AND EXCHANGE.

           (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or
2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b),
(c) or (f) hereof.

          (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
     Section 2.06(b)(i).

          (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)

     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
     (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

          (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

          (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion Counsel required by item (3) thereof, if applicable.

          (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
     144) of the

     Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

              (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

              (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)  TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE
NOTES.

          (i) RESTRICTED BENEFICIAL INTERESTS TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted
     Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

          (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

          (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

           (ii) Notwithstanding 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) any such transfer is effected pursuant to the Shelf
     Registration Statement in accordance with the Registration Rights
     Agreement;

          (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

          (1) if the holder of such beneficial interest in a Restricted
     Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

          (2) if the holder of such beneficial interest in a Restricted
     Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          (3) and in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

          (iii) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
     Note issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

          (d)  TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL
INTERESTS.

          (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

          (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

          (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

          (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

          (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

          (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

          (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests of if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

     If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

          (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

          (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

          (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

          (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

          (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

          (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by

Persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  PRIVATE PLACEMENT LEGEND.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), OR (C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $250,000, AN

OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

          (B)  Notwithstanding the foregoing, any Global Note or Definitive
Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
(d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AXIOHM TRANSACTION SOLUTIONS, INC."

           (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10,
4.15 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and
Definitive Notes in
accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

SECTION 2.07.       REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its reasonable expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes.

SECTION 2.08.       OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.       TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.       TEMPORARY NOTES.

     Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by an Officer of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.       CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Notes to the Company (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.       DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.       CUSIP NUMBERS.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of such CUSIP numbers either as printed on the Notes or as contained in such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in any "CUSIP" numbers.

                                  ARTICLE III.
                           REDEMPTION AND PREPAYMENT

SECTION 3.01.         NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.       SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method the Trustee shall deem fair and appropriate; PROVIDED THAT no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.       NOTICE OF REDEMPTION.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:


          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.       EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.       DEPOSIT OF REDEMPTION PRICE.

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.       NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.       OPTIONAL REDEMPTION.

          The optional redemption provisions shall be as stated in the Definitive Notes, Restricted Definitive Notes and the Global Notes issued pursuant to this Indenture, substantially in the form of Annex A hereto. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.       MANDATORY REDEMPTION.

     Except as described in Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.       OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

     In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.
The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                  ARTICLE IV.
                                   COVENANTS

SECTION 4.01.         PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.       MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.       REPORTS.

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations;" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

     (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04.       COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to a Responsible Officer of the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.       TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.       STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.       RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph under Section 4.09(a) hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (ii), (iii) and (vi) (to the extent such distribution is paid to the Company or a Restricted Subsidiary) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date hereof of Equity Interests of the Company (other than Disqualified

Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

          The foregoing provisions will not prohibit (i) the payment of any dividend or the making of any payment or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment or distribution would have complied with the provisions of this Indenture;
(ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness subordinated in right of payment to the Notes or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED THAT the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated in right of payment to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any employee or director of the Company (or any of its Subsidiaries), other than a Principal, or any former employee or director of the Company (or any of its Subsidiaries) issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; PROVIDED, HOWEVER, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (iv) shall not exceed $1.0 million in any twelve-month period and shall not exceed $3.0 million in the aggregate; (v) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options; (vi) the payment of any dividend by a Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis to all holders of Equity Interests, including the Company or any Restricted Subsidiary of the Company; and (vii) payments in accordance with the terms of the Merger Agreement; PROVIDED THAT with respect to clauses
(ii), (iii), (iv) and (v) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08.       DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                           SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of
(a) Existing Indebtedness as in effect on the date hereof, (b) the New Credit Facility as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED THAT such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date hereof, (c) this Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or such Person's Subsidiaries, or the property or assets of the Person or such Person's Subsidiaries, so acquired, PROVIDED THAT, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) by reason of customary non-assignment, subletting and restriction on transfer provisions or restrictions on cash or other deposits or net worth under leases, licenses or other contracts entered into in the ordinary course of business, PROVIDED THAT such restrictions are limited to the property or assets that are the subject of such lease, license or contract and not in connection with a financing transaction, (g) any restriction on cash deposits by reason of customary security deposits entered into in the ordinary course of business, (h) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition, (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, together with any accessions and additions thereto, replacements and substitutions therefor and the proceeds (including insurance proceeds thereof), (j) Indebtedness of Guarantors, PROVIDED THAT such Indebtedness was permitted to be incurred pursuant to this Indenture, or (k) Permitted Refinancing Indebtedness, PROVIDED THAT the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09.       INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
STOCK.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          (b) The provisions of Section 4.09(a) shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

          (i) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

          (ii) the incurrence by the Company of term Indebtedness under the New Credit Facility and related Guarantees under the New Credit Facility; PROVIDED that the aggregate principal amount of all term Indebtedness outstanding under the New Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (ii) does not exceed an amount equal to $50.0 million less the aggregate amount of all repayments, optional or mandatory (other than repayments in connection with the incurrence of Permitted Refinancing Indebtedness), of the principal of any term Indebtedness under the New Credit Facility that have been made since the date hereof;

          (iii) the incurrence by the Company of revolving credit Indebtedness under the New Credit Facility, letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) and related Guarantees under the New Credit Facility; PROVIDED that the aggregate principal amount of all revolving Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding under the New Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iii), does not exceed $35.0 million, less the amount outstanding under clause (xiv) below and the aggregate amount of Asset Sale proceeds applied to repay and permanently reduce the availability of revolving credit Indebtedness under the New Credit Facility pursuant to Section 4.10;

          (iv) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding) in connection with the conduct of their respective businesses and not for speculative purposes;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between the Company and a Restricted Subsidiary or between one Restricted Subsidiary and another; PROVIDED, HOWEVER, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in liquidation to the prior payment in full in cash of all Obligations with respect to the Notes and this Indenture; (b) if a Restricted Subsidiary, that is not a Guarantor, is the obligor on such Indebtedness, such Indebtedness owning to the Company or any Guarantor, together with all intercompany Indebtedness owing from all Restricted Subsidiaries that are not Guarantors to the Company or a Guarantor, does not exceed $5.0 million in aggregate principal amount at any time outstanding; and (c) (A) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
     (vi);

          (vii) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; PROVIDED, that the Guarantee of any Indebtedness of a Restricted Subsidiary that is not or is no longer a Guarantor shall be deemed a Restricted Investment at the time of such Guarantee or at the time such Restricted Subsidiary's Guarantor status terminates in an amount equal to the maximum principal amount so guaranteed, for so long as, and to the extent that, such Guarantee remains outstanding;

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, or advance payment bonds and appeal and surety bonds;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund or replace Indebtedness that was permitted by this Indenture to be incurred;

          (x) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant this clause (x), not to exceed the difference of (a) $15.0 million less (b) the outstanding aggregate principal amount incurred pursuant to clause (xi) below;

          (xi) the incurrence by Restricted Subsidiaries that are not Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi) not to exceed $5.0 million;

          (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (xii), not to exceed $5.0 million at any time outstanding; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may incur any amount of additional Indebtedness of the type specified above in this clause (xii) so long as the sole recourse of the obligee with respect to such Indebtedness is to the property financed and any accessions and additions thereto, replacements and substitutions therefor and the proceeds (including insurance proceeds thereof);

          (xiii) the issuance by a Restricted Subsidiary that is a Guarantor of preferred stock to the Company or to any of its Restricted Subsidiaries that are Guarantors; PROVIDED, HOWEVER, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be the Company or any of its Restricted Subsidiaries that are Guarantors or any subsequent transfer of such preferred stock to a Person, other than the Company or one of its Restricted Subsidiaries that are Guarantors, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (xiii);

          (xiv) the incurrence by Foreign Subsidiaries that are not holding companies or by Axiohm S.A. of Indebtedness under the New Credit Facility or any Permitted Refinancing Indebtedness; PROVIDED, HOWEVER, that the aggregate principal amount of outstanding Indebtedness incurred pursuant to this clause (xiv) does not exceed $15.0 million at any time; and PROVIDED, FURTHER, that out of the total Indebtedness permitted pursuant to this clause (xiv), no more than $5.0 million of Indebtedness can be incurred by any such Foreign Subsidiary that is not Axiohm S.A.; and

          (xv) the incurrence by a Restricted Subsidiary that is a Foreign Subsidiary and is not a Guarantor of Indebtedness in an amount not to exceed the Borrowing Base of such Restricted Subsidiary; PROVIDED, that none of the Company or any other such Restricted Subsidiary shall be obligated, directly or indirectly, to pay principal, premium, interest or other amounts thereon or in respect thereof (including by way of net worth requirements, equity keepwells etc.).

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10.       ASSET SALES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale or issue Equity Interests in any of its Restricted Subsidiaries or sell Equity Interests in any of its Restricted Subsidiaries, unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (which, in the case of any Asset Sale involving shares or assets having a fair market value in excess of $2.0 million, shall be evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; PROVIDED THAT the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets such that the Company or such Restricted Subsidiary has no further liability shall be deemed to be cash for purposes of this provision,
(y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and (z) the licensing of intellectual property which does not constitute the transfer of substantially all of the economic value of such property and does not limit the Company's use of such intellectual property for Permitted Businesses shall be deemed to comply with clause (ii) above if the payments thereon are in cash over time.

          Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay term Indebtedness under the New Credit Facility or other Senior Debt, (b) to repay and permanently reduce the availability of revolving credit Indebtedness under the New Credit Facility or (c) to the acquisition of a controlling interest in another business or of all or substantially all of the assets of another business, or to the making of a capital expenditure or the acquisition of other long-term assets, in each case in Permitted Businesses. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 4.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11.       TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an appraisal firm) of national standing; PROVIDED THAT none of the following shall be deemed to be Affiliate Transactions: (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business that has been approved by a majority of the disinterested members of the Board of Directors; PROVIDED that any such employment agreement providing for aggregate remuneration of under $200,000 shall not require any such Board of Directors approval;

(2) transactions between or among the Company and/or its Restricted Subsidiaries that are on fair and reasonable terms; (3) Restricted Payments that are permitted by Section 4.07; (4) fees and compensation paid to members of the Board of Directors of the Company and of its Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary; (5) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices; (6) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans; (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, to the extent such fees and compensation are reasonable and customary as determined by the Board of Directors of the Company or of any such Restricted Subsidiary; and (8) payments in accordance with the terms of the Merger Agreement.

SECTION 4.12.       LIENS.

          The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their respective property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13.       LINE OF BUSINESS.

          The Company shall not, and shall not permit any Restricted Subsidiary to engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14.       CORPORATE EXISTENCE.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.       OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall send by first class mail a notice to each Holder stating: (1) the transaction or transactions that constitute a Change of Control, that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered shall be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered shall continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. The notice shall contain all other instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made available to all Holders. If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer. Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to Sections
3.01 through 3.06 hereof.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control
Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; PROVIDED THAT each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.15, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.       NO SENIOR SUBORDINATED DEBT.

          Notwithstanding the provisions of Section 4.09 hereof, (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee.

SECTION 4.17.       DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

     Any designation of an Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the terms of this Indenture governing the designation of Unrestricted Subsidiaries and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary fails to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED THAT such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if
(i) such Indebtedness is
permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

SECTION 4.18.      PAYMENTS FOR CONSENT.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                 ARTICLE V.
                                 SUCCESSORS

SECTION 5.01.         MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

SECTION 5.02.       SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                           ARTICLE VI.
                     DEFAULTS AND REMEDIES

SECTION 6.01.         EVENTS OF DEFAULT.

     An Event of Default occurs if:

          (i) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of this Indenture);

          (ii) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of this Indenture) when the same becomes due and payable at maturity upon redemption (including in connection with an offer to purchase) or otherwise;

          (iii) the Company fails to comply with the provisions of Section
5.01;

          (iv) the Company or any of its Subsidiaries fails for 30 days to comply with the provisions of Sections 4.07, 4.09, 4.10 or 4.15;

          (v) the Company fails for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

          (vi) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness by the expiration of the applicable grace period, if any, provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in the case of each of clauses (a) and (b) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $5.0 million or more;

          (vii) the Company or any of its Subsidiaries fails to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed, for a period of 60 consecutive days;

          (viii) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person authorized to act on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (ix) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (d) makes a general assignment for the benefit of its creditors, or

               (e)  generally is not paying its debts as they become due; or

          (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:


               (a) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (c) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.        ACCELERATION.

     If any Event of Default (other than an Event of Default specified in clause (ix) or (x) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (ix) or (x) of Section 6.01 hereof with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided herein. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to October 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on 1997 of the years set forth below, as set forth below, expressed as percentages of principal amount that would otherwise be due but for the provisions of this sentence, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of payment:

                        YEAR                 PERCENTAGE
                        ----                 ----------

    1997 . . . . . . . . . . . . . . . . . .  113.000%

    1998 . . . . . . . . . . . . . . . . . .  111.375%

    1999 . . . . . . . . . . . . . . . . . .   109.75%

    2000 . . . . . . . . . . . . . . . . . .  108.125%

    2001 . . . . . . . . . . . . . . . . . .  106.500%

SECTION 6.03.       OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available


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

remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.       WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.       CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.       LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any, claim, loss, liability, damage or expense, including counsel to the Trustee's reasonable fees and expenses;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.       RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.       COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.       TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.       PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     FIRST:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     SECOND: to the holders of Senior Debt to the extent required by Article 10 or 12 hereof;

     THIRD: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively;

     FOURTH: without duplication, to the Holders of the Notes for any other Obligations owing to the Holders under this Indenture and the Notes; and

     FIFTH: to the Company, the Guarantors or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.       UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                 ARTICLE VII.
                                   TRUSTEE

SECTION 7.01.         DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions whether in their original or facsimile form furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i)   this paragraph does not limit the effect of paragraph
     (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.       RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against any and all costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 7.03.       INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.       TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.       NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.       REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.       COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.
The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall


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

reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and any predecessor against any and all claims, losses, liabilities, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, solvency or otherwise similar law.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.       REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the

Company in writing.  The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may at the expense of the Company petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.


SECTION 7.09.       SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.       ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing


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

business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                               ARTICLE VIII.
                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.         OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.       LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may


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

exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.       COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.15 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(v) through 6.01(vii) hereof shall not constitute Events of Default.

SECTION 8.04.       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(ix) or 6.01(x) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that, subject to customary assumptions and exclusions, there has been compliance with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance.

SECTION 8.05.       DEPOSITED MONEY AND GOVERNMENT SECURITIES TO
                  BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.       REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.       REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE IX.
                     AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.         WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article Five hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (f)  to allow any Guarantor to guarantee the Notes.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.       WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding

(including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). In addition, any amendment to the provisions of Article 10 or 12 hereof shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) if such amendment would adversely affect the rights of Holders of the Notes. In addition, without the consent of at least 662/3% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), no waiver or amendment to this Indenture may make any change in the provisions of Section 4.15 hereof that adversely affects the rights of any Holder of Notes. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.10 and 4.15 hereof);

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes;

          (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 or 4.15 hereof); or

          (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03.       COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.       REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.       NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.       TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.07.       EXECUTION OF SUPPLEMENTAL INDENTURE.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


                               ARTICLE X.
                             SUBORDINATION

SECTION 10.01.      AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder by accepting a Note agrees, that the Obligations evidenced by the Notes shall be subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date hereof or hereafter incurred, assumed or guaranteed, and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02.      LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

          (a) the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes (provided that Holders may receive Permitted Proceeds); and

          (b) until all Obligations with respect to Senior Debt are paid in full, in cash, any distribution to which Holders of the Notes would be entitled but for this Article 10 (other than Permitted Proceeds as provided in (a) above) shall be made to the holders of Senior Debt.

SECTION 10.03.      DEFAULT ON DESIGNATED SENIOR DEBT.

     The Company may not make any payment or distribution to the Trustee or any Holder of Notes or in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any securities for cash or property (other than Permitted Proceeds) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

               (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms; or

               (ii) a default other than a payment default with respect to Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of the holders of such Designated Senior Debt. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to such Designated Senior Debt during such period; PROVIDED, that in no event may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Article 10 unless and until all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full, in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     The Company shall resume payments on and distributions in respect of the Notes and may acquire them upon the earliest of:

               1. the date upon which the default is cured or waived by written notice to the Trustee and the Company from the Person or Persons who gave such Payment Blockage Notice and in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded;

               2. in the case of a default referred to in clause (ii) above, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the


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     maturity of any Designated Senior Debt has been accelerated and such acceleration has not been rescinded; and

               3. the payment in full of such Designated Senior Debt, if this Indenture otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.      ACCELERATION OF NOTES.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05.      WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes that because of this Article 10 should not have been made to the Trustee or such Holder, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.      NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.07.      SUBROGATION.

     After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes)


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

to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.08.      RELATIVE RIGHTS.

     This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

     If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.      SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10.      DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.      RIGHTS OF TRUSTEE AND PAYING AGENT.


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

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to
violate this Article 10.   Only the Company, a Representative or a holder of
Senior Debt may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.      AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the a Representative of Designated Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13.      AMENDMENTS.

     Any amendment to the provisions of this Article 10 shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) if such amendment would adversely affect the rights of Holders of the Notes.

SECTION 10.14.      RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION
                                     PROVISIONS.

     Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Senior Subordinated Notes, to acquire and continue to hold such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Debt.

                                 ARTICLE XI.
                           GUARANTEE OF THE NOTES

SECTION 11.01.      SUBSIDIARY GUARANTEE.


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

     Subject to Section 11.06 hereof, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and made available for delivery by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that so long as any Obligations on the Notes are outstanding it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution


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

from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 11.02.      EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

     To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of EXHIBIT E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

     Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03.      GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          (a) Notwithstanding Section 11.03(b), (i) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to the Company or any other Guarantor, (ii) any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for purpose of reincorporating such Guarantor in another State of the United States; PROVIDED THAT such merged entity continues to be a Guarantor; and (iii) any Foreign Guarantor may reorganize or otherwise change its legal status or form even if it would not remain a Guarantor after such reorganization or other change of legal status or form.

          (b) Except as provided in Section 11.03(a) hereof or in a transaction referred to in Section 11.04 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity(except the Company or another Guarantor), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to another corporation, Person or entity unless: (i) subject to the provisions of Section 11.04, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in the Form of EXHIBIT F hereto, under the Notes and this Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) (a) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least


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

$1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Fixed Charge Coverage Ratio set forth in Section 4.09(a) hereof or (b) would have a pro forma Fixed Charge Coverage Ratio that is equal to or greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period.

          (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of EXHIBIT H hereto, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor; PROVIDED that, solely for purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any Person other than the Company and its Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 11.04.      RELEASES FOLLOWING SALE OF ASSETS.

     Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of any Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; PROVIDED that, in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor) shall be released from and relieved of its Obligations under its Subsidiary Guarantee or Section 11.03 hereof, as the case may be; PROVIDED that (i) in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of
Section 4.10 hereof and (ii) the Company is in compliance with all other provisions of this Indenture applicable to such disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligation under its Subsidiary Guarantee. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 11.


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

SECTION 11.05.      ADDITIONAL GUARANTORS.

          (a) If the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date of the Indenture, then such newly acquired or created Domestic Subsidiary shall (i) execute a supplemental indenture substantially in the form of Exhibit F and in form and substance satisfactory to the Trustee providing that such Domestic Subsidiary shall become a Guarantor under the Indenture and (ii) deliver an opinion of counsel to the effect INTER ALIA, that such supplemental indenture has been duly authorized and executed by such Domestic Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors rights', fraudulent transfers, public policy and equitable principles as may be acceptable to the Trustee in its discretion), PROVIDED, HOWEVER, this Section 11.05(a) shall not apply to any Domestic Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with Section 4.17 hereof for so long as it continues to constitute an Unrestricted Subsidiary.

          (b) In addition, if an election is made to treat Dardel, Axiohm S.A. or any other Foreign Subsidiary as a partnership or a branch for United States federal income tax purposes, within five (5) days after the election is made, Dardel, Axiohm S.A., or any other Foreign Subsidiary, as the case may be, shall (i) execute a supplemental indenture substantially in the form of Exhibit F and in form and substance satisfactory to the Trustee providing that Dardel, Axiohm S.A. or any other Foreign Subsidiary, as the case may be, shall become a Guarantor under the Indenture, (ii) execute any other necessary documentation to be executed by a Guarantor and (iii) deliver an opinion of counsel to the effect INTER ALIA, that such supplemental indenture has been duly authorized and executed by Dardel and/or Axiohm S.A., as the case may be, and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors rights', fraudulent transfers, public policy and equitable principles as may be acceptable to the Trustee in its discretion), PROVIDED, HOWEVER, that if Dardel, Axiohm S.A. or any other Foreign Subsidiary shall cease to be treated as a partnership or a branch of the Company and Dardel, Axiohm S.A. or any other Foreign Subsidiary, as the case may be, is no longer a guarantor of any Indebtedness under the New Credit Facility, then, as of the date such status as a partnership or a branch and as a guarantor under the New Credit Facility terminates, such Subsidiary's status as a Guarantor under the Indenture shall also terminate; PROVIDED, that if such Subsidiary remains a Restricted Subsidiary, that it complies with paragraph Section 11.05(c) hereof.

          (c) A Foreign Guarantor may not cease to be a Guarantor and remain a Restricted Subsidiary of the Company, unless (a) all Investments made in such Foreign Guarantor by the Company or any Restricted Subsidiary from the date it became a Guarantor and which remain then outstanding shall be deemed to be Restricted Investments made at the time the Foreign Guarantor ceased to be a Guarantor; (b) any transaction that would have been an Asset Sale if the Foreign Guarantor had not been a Guarantor at the time of such transaction would comply with Section 4.10 hereof at the time the Foreign Guarantor ceased to be a Guarantor; (c) all Indebtedness incurred by such Foreign Guarantor and that is then outstanding shall be deemed to be Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor at the time the Foreign Guarantor ceases to be a Guarantor; (d) after giving effect


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

to such deemed Restricted Investments, deemed Asset Sales and deemed incurrences of Indebtedness, there would not have occurred and be continuing any Default or Event of Default; and (e) such Foreign Guarantor concurrent with its ceasing to be a Guarantor of the Notes ceases to be a guarantor of the New Credit Facility.

SECTION 11.06.      LIMITATION ON GUARANTOR LIABILITY.

     For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; PROVIDED that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.07.      TRUSTEE TO INCLUDE PAYING AGENT

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

                              ARTICLE XII.
                             SUBORDINATION

SECTION 12.01.      AGREEMENT TO SUBORDINATE.

     The Guarantors agree, and each Holder by accepting a Note agrees, that the Obligations evidenced by the Subsidiary Guarantees shall be subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash of all Guarantor Senior Debt, whether outstanding on the date hereof or hereafter incurred, assumed or guaranteed, and that the subordination is for the benefit of the holders of Guarantor Senior Debt.

SECTION 12.02.      LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities:

          (a) the holders of Guarantor Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Guarantor Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt, whether or not an allowable claim) before the Holders of Notes shall be entitled to receive any payment under the Subsidiary Guarantee of such Guarantor (provided that Holders may receive Permitted Proceeds); and

          (b) until all Obligations with respect to Guarantor Senior Debt are paid in full, in cash, any distribution to which Holders of the Notes would be entitled but for this Article 12 (other than Permitted Proceeds as provided in (a) above) shall be made to the holders of Guarantor Senior Debt.

SECTION 12.03.      DEFAULT ON DESIGNATED GUARANTOR SENIOR DEBT.

     The Guarantors may not make any payment or distribution to the Trustee or any Holder of Notes or in respect of Obligations in respect of such Guarantor's Subsidiary Guarantee and may not acquire from the Trustee or any Holder any securities for cash or property (other than Permitted Proceeds) until all principal and other Obligations with respect to the Guarantor Senior Debt have been paid in full if:

               (i) a default in the payment of the principal of, premium, if any, or interest on Designated Guarantor Senior Debt occurs or any other default on Designated Guarantor Senior Debt occurs and the maturity of such Designated Guarantor Senior Debt is accelerated in accordance with its terms; or

               (ii) a default other than a payment default with respect to Designated Guarantor Senior Debt occurs and is continuing that then permits holders of the Designated Guarantor Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of the holders of such Designated Guarantor Senior Debt. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to such Designated Guarantor Senior Debt during such period; PROVIDED, that in no event may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Article 12 unless and until all scheduled payments of principal, premium, if any, and interest on the Notes and the Subsidiary Guarantees that have come due have been paid in full, in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.


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

     The Guarantors shall resume payments on and distributions in respect of their Subsidiary Guarantees upon the earliest of:

               1. the date upon which the default is cured or waived by written notice to the Trustee and the Guarantors from the Person or Persons who gave such Payment Blockage Notice and in the case of Designated Guarantor Senior Debt that has been accelerated, such acceleration has been rescinded;

               2. in the case of a default referred to in clause (ii) above, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Guarantor Senior Debt has been accelerated and such acceleration has not been rescinded; and

               3. the payment in full of such Designated Guarantor Senior Debt, if this Indenture otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 12.04.      ACCELERATION OF NOTES.

     If payment of the Notes is accelerated because of an Event of Default, the Guarantors shall promptly notify holders of Guarantor Senior Debt of the acceleration.

SECTION 12.05.      WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to a Subsidiary Guarantee that because of this
Article 12 should not have been made the Trustee or such Holder, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Guarantor Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Debt.

     With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Guarantors or any other Person money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 12.06.      NOTICE BY GUARANTOR.

     The Guarantors shall promptly notify the Trustee and the Paying Agent of any facts known to the Guarantors that would cause a payment of any Obligations with respect to the Subsidiary Guarantees to violate this Article 12, but failure to give such notice shall not affect the subordination of the Subsidiary Guarantees to the Guarantor Senior Debt as provided in this
Article 12.

SECTION 12.07.      SUBROGATION.

     After all Guarantor Senior Debt is paid in full and until the Subsidiary Guarantees are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Guarantor Senior Debt to receive distributions applicable to Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Guarantor Senior Debt. A distribution made under this Article 12 to holders of Guarantor Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Guarantors and Holders, a payment by the Guarantors on the Subsidiary Guarantees.

SECTION 12.08.      RELATIVE RIGHTS.

     This Article 12 defines the relative rights of Holders of Notes and holders of Guarantor Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Guarantors and Holders of Notes, the obligation of the Guarantors, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with the terms of the Subsidiary Guarantees;

          (2) affect the relative rights of Holders of Notes and creditors of the Guarantors other than their rights in relation to holders of Guarantor Senior Debt; or

          (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Guarantor Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

     If the Guarantors fail because of this Article 12 to pay principal of or interest on a Subsidiary Guarantee on the due date, the failure is still a Default or Event of Default.

SECTION 12.09.      SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTORS.

     No right of any holder of Guarantor Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Guarantor or any Holder or by the failure of the Guarantors or any Holder to comply with this Indenture.

SECTION 12.10.      DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Guarantors referred to in this Article 12, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Indebtedness of the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.11.      RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to
violate this Article 12.   Only the Guarantors, a Representative or a holder
of Guarantor Senior Debt may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.12.      AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 12, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the a Representative of Designated Guarantor Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 12.13.      AMENDMENTS.

     Any amendment to the provisions of this Article 12 shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) if such amendment would adversely affect the rights of Holders of the Notes.

SECTION 12.14.      RELIANCE BY HOLDERS OF GUARANTOR SENIOR DEBT ON
                              SUBORDINATION PROVISIONS.

     Each Holder by accepting a Subsidiary Guarantee acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Debt, whether such Guarantor Senior Debt was created or acquired before or after the issuance of the Subsidary Guarantees, to acquire and continue to hold such Guarantor Senior Debt and such holder of Guarantor Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Guarantor Senior Debt.

                                ARTICLE XIII.
                                MISCELLANEOUS

SECTION 13.01.      TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.


SECTION 13.02.      NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company:

          Axiohm Transaction Solutions, Inc.

          15070 Avenue of Science

          San Diego, California 92128

          Telecopier No.:(619) 451-3573

          Attention: Walter S. Sobon

     With a copy to:

          Wilson Sonsini Goodrich & Rosati

          650 Page Mill Road

          Palo Alto, California 94304-1050

          Telecopier No.:(650) 496-6811

          Attention: Henry P. Massey, Jr.


If to the Trustee:

          The Bank of New York

          21st Floor West, 101 Barclay Street

          New York, New York 10286

          Telecopier No.:(212) 815-5915

          Attention: Corporate Trust Administration

     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.


     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03.      COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
                                            NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.      RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07.      NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
                                     AND STOCKHOLDERS.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 13.08.      CONSENT TO JURISDICTION; SERVICE OR PROCESS.

          (a) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York (or, if subject matter jurisdiction in that court is not available, in any state court located within the City of New York) over any dispute arising out of or relating to this Indenture and each party hereby irrevocably agrees that all claims in respect of such dispute shall be heard and determined in such court. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto hereby consents to process being served by any party to this Indenture in any suit, action or proceeding of the nature specified in subsection (a) above by mailing a copy thereof in accordance with the provisions of Section 13.02 hereof.

SECTION 13.09.      GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 13.10.      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.
Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.11.      SUCCESSORS.

     All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 13.12.      SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.13.      COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.14.      TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                   SIGNATURES

Dated as of October 2, 1997

                                       AXIOM TRANSACTION SOLUTIONS, INC.


                                       By: /s/ Stuart Groom
                                          ------------------------------
                                            Name:  Stuart Groom
                                            Title: Vice President


                                       AXIOM IPB, INC.


                                       By: /s/ Stuart Groom
                                          -------------------------------
                                            Name:  Stuart Groom
                                            Title: Vice President


                                       STADIA COLORADO CORP.


                                       By: /s/ Stuart Groom
                                          -------------------------------
                                            Name:  Stuart Groom
                                            Title: Vice President


                                       COGNITIVE SOLUTIONS, INC.


                                       By: /s/ Stuart Groom
                                          -------------------------------
                                            Name:  Stuart Groom
                                            Title: Vice President

                                       THE BANK OF NEW YORK


                                       By: /s/ Thomas E. Tabor
                                          -------------------------------
                                            Name: Thomas E. Tabor
                                            Title: Assistant Treasurer

                                   EXHIBIT A
                                (Face of Note)

                                                         CUSIP/CINS ____________

                      9 3/4% Senior Subordinated Notes due 2007

No. ___                                                         $__________

                          AXIOHM TRANSACTION SOLUTIONS, INC.

promises to pay to _________________________________________________

or registered assigns,

the principal sum of ________________________________________________

Dollars on ___________, 2007.

Interest Payment Dates:  __________, and __________

Record Dates:  __________, and __________


                                       Dated: October 2, 1997

                                       AXIOHM TRANSACTION SOLUTIONS, INC.



                                       By:______________________________
                                           Name:
                                           Title:
                                          (SEAL)

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,

as Trustee
By:__________________________________

                                    (Back of Note)

                      9 3/4% Senior Subordinated Notes due 2007

   THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), OR (C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AXIOHM TRANSACTION SOLUTIONS, INC.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Axiom Transaction Solutions, Inc., a California corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 3/4% per annum from October 2, 1998 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be April 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the interest rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of premium, interest,

Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of October 2, 1997 ("Indenture") between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are general unsecured obligations of the Company.

     5.  OPTIONAL REDEMPTION.

          (a) Except as set forth in clause (b) of this Section, the Company shall not have the option to redeem the Notes pursuant to Section 4.07 of the Indenture prior to October 1, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:


                 YEAR                            PERCENTAGE
                 ----                            ----------

                 2002 . . . . . . . . . . . . .  104.875%

                 2003 . . . . . . . . . . . . .  103.250%

                 2004 . . . . . . . . . . . . .  101.625%

                 2005 and thereafter. . . . . .  100.000%


          (b) Notwithstanding the provisions of clause (a) of this Section, prior to October 1, 2000, the Company may redeem on any one or more occasions up to 35% of the original aggregate principal amount of the Notes initially issued at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering of common stock of the Company; PROVIDED THAT at least 65% of the aggregate principal amount of the Notes originally issued under this Indenture remain outstanding immediately after the occurrence of each such redemption; and PROVIDED, FURTHER, THAT each such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

     6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.  REPURCHASE AT OPTION OF HOLDER.

          (a) Upon thr occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) such each Holder's Notes (the "Change of Control Offer") at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall send by first class mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Guarantor to guarantee the Notes.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise,
(iii) failure by the Company to comply with Section 5.01 of the Indenture,
(iv) failure by the Company to comply with the provisions of Sections 4.07, 4.09, 4.10 or 4.15 of the Indenture which failure remains uncured for 30 days; (v) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture, or the Notes; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and
(viii) certain events of bankruptcy or insolvency with respect to the Company or any of its

Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of October 2, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The company will furnish to any holder upon written request and without charge a copy of the indenture and/or the registration rights agreement. requests may be made to:

          Axiohm Transaction Solutions, Inc.

          15070 Avenue of Science

          San Diego, California 92128

          Attention: Chief Financial Officer

                                   ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

------------------------------------------------------------------------------
               (Insert assignee's soc. sec. or tax I.D. no.)
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________
To transfer this Note on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------------------

Date:
     --------------
Your Signature:
               ----------------------

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                          OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:


           Section 4.10                       Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________

Date:                                  Your Signature:________________________
                               (Sign exactly as your name appears on the Note)

                                       Tax Identification No.:_________


Signature Guarantee.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE (1)


          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount           Signature of
                    Amount of decrease in      Amount of increase in            of this           authorized signatory
                       Principal Amount           Principal Amount            Global Note                   of
                             of                         of              following such decrease      Trustee or Note
Date of Exchange       this Global Note           this Global Note           (or increase)              Custodian
----------------    ---------------------      ---------------------    -----------------------   ---------------------



--------------------

(1) THIS SHOULD BE INCLUDED ONLY IF THE NOTE ISSUED IN GLOBAL FORM.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

          Axiohm Transaction Solutions, Inc.

          15070 Avenue of Science

          San Diego, California 92128



          The Bank of New York.


               Re: 9 3/4% Senior Subordinated Notes due 2007

     Reference is hereby made to the Indenture, dated as of October 2, 1997 (the "Indenture"), between Axiohm Transaction Solutions, Inc., as issuer (the "Company"), Axiohm IPB, Inc. ("IPB"), Stadia Colorado Corp. ("Stadia"), Cognitive Solutions, Inc. ("Cognitive" and, together with IPB and Stadia, the "Guarantors") and The Bank of New York], as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                         [CHECK ALL THAT APPLY]

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A

Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. / / Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

(b) / / such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

(c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

(d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than

Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted

Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                       [Insert Name of Transferor]

                                       By:
                                         Name:
                                         Title:

Dated

                          ANNEX A TO CERTIFICATE OF TRANSFER

     1.  The Transferor owns and proposes to transfer the following:

                             [CHECK ONE OF (a) OR (b)]

         (a)  / /  a beneficial interest in the:

              (i)   / /  144A Global Note (CUSIP          ), or

              (ii)  / /  Regulation S Global Note (CUSIP       ), or

              (iii) / /  IAI Global Note (CUSIP      ); or

         (b)  / /  a Restricted Definitive Note.

     2.  After the Transfer the Transferee will hold:

                                    [CHECK ONE]

         (a)  / /  a beneficial interest in the:

              (i)   / /  144A Global Note (CUSIP          ), or

              (ii)  / /  Regulation S Global Note (CUSIP       ), or

              (iii) / /  IAI Global Note (CUSIP      ); or

              (iv)  / /  Unrestricted Global Note (CUSIP       ); or

         (b)  / /  a Restricted Definitive Note; or

         (c)  / /  an Unrestricted Definitive Note,

              in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

          Axiohm Transaction Solutions, Inc.

          15070 Avenue of Science

          San Diego, California 92128


          The Bank of New York.


               Re: 9 3/4% Senior Subordinated Notes due 2007

                             (CUSIP              )

     Reference is hereby made to the Indenture, dated as of October 2, 1997 (the "Indenture"), between Axiohm Transaction Solutions, Inc., as issuer (the "Company"), Axiohm IPB, Inc. ("IPB"), Stadia Colorado Corp. ("Stadia"), Cognitive Solutions, Inc. ("Cognitive" and, together with IPB and Stadia, the "Guarantors") and The Bank of New York], as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

              , (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

     (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE

TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

     (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] / / 144A Global Note, / /

Regulation S Global Note, / / IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                       [Insert Name of Owner]

                                       By:
                                         Name:
                                         Title:

Dated            ,

                                                                       EXHIBIT D

                             FORM OF CERTIFICATE FROM

                     ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

          Axiohm Transaction Solutions, Inc.

          15070 Avenue of Science

          San Diego, California 92128


          The Bank of New York.


               Re: 9 3/4% Senior Subordinated Notes due 2007

     Reference is hereby made to the Indenture, dated as of October 2, 1997 (the "Indenture"), between Axiohm Transaction Solutions, Inc., as issuer (the "Company"), Axiohm IPB, Inc. ("IPB"), Stadia Colorado Corp. ("Stadia"), Cognitive Solutions, Inc. ("Cognitive" and, together with IPB and Stadia, the "Guarantors") and The Bank of New York], as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  / /  a beneficial interest in a Global Note, or

          (b)  / /  a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.


     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.


     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                       [Insert Name of Accredited Investor]

                                       By:
                                         Name:
                                         Title:

Dated:              ,

                                   EXHIBIT E
                             SUBSIDIARY GUARANTEE

     Subject to Section 11.06 of the Indenture, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and made available for delivery by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

     The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 and Article 12 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Articles 11 and 12 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in Section 11.04 of the Indenture. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly subordinated to the extent set forth in Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of such subordination.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.


     For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and

(ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; PROVIDED that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.



                                       [GUARANTOR]


                                       By:_________________________

                                          Name:

                                          Title:

                                    EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE


     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______ __, 1997 between Guarantor (the "New Guarantor"), a subsidiary of Axiohm Transaction Solutions, Inc., a California corporation (the "Company"), and The Bank of New York, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).


                             W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of September 30, 1997, providing for the issuance of an aggregate principal amount of $100,000,000 of __% Senior Subordinated Notes due 2007 (the "Notes");

     WHEREAS, Section 11.05 of the Indenture provides that under certain circumstances the Company may cause, and Section 11.03 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and


     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:


     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO SUBSIDIARY GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 and Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary

Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     4. NEW YORK LAW TO GOVERN. The internal law of the State of New York without regard to conflicts shall govern and be used to construe this Supplemental Indenture.

     5. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



Dated: ________________                   [NAME OF NEW GUARANTOR]



                                          By:____________________________

                                              Name:

                                              Title:




Dated: ________________                   THE BANK OF NEW YORK

                                          as Trustee


                                          By:____________________________

                                             Name:

                                             Title: